ROYAL BANK
                                                       OF CANADA

                                                       U.S.A. Headquarters
                                                       1 Liberty Plaza
                                                       New York, N.Y. 10006-1404

                                                       Tel.:  (212) 428-6200

                                                         as of December 22, 1999



Genlyte Thomas Group Nova Scotia ULC
4360 Brownsboro Road, Suite 300
P.O. Box 35120
Louisville, KY 40232
         Attention: Mr. Terry Lange

Ladies and Gentlemen:

         Royal Bank of Canada (the "BANK") is pleased to offer to Genlyte Thomas Group Nova Scotia ULC (the "BORROWER") on the terms and conditions set forth herein an Advance (as defined below) in Canadian or U.S. Dollars (as the Borrower shall request) in a principal amount not to exceed C$10,000,000 or the Equivalent Amount (as defined below) in U.S. Dollars. Defined terms not otherwise defined in this letter agreement (the "AGREEMENT") shall have the meanings provided in Annex A attached hereto and made a part hereof.

1.       THE ADVANCE

         (a) Upon satisfaction of the conditions below, Borrower may, upon notice as set forth below, request, on or after December 22, 1999, a single advance hereunder in such currency as Borrower shall request (which may be either Canadian Dollars or U.S. Dollars) for an amount not to exceed C$10,000,000 or the Equivalent Amount in U.S. Dollars (the "ADVANCE"). As between Canadian and U.S. Dollars, the currency in which the Advance is funded is the "CURRENCY" and the currency in which the Advance is not funded is the "OTHER CURRENCY." There shall be no conversion of the Advance from the Currency to the Other Currency during the term of this Agreement.

         (b) The interest rate basis for the Advance may be converted or continued from time to time based on Libor or the Prime Rate applicable to the Currency. At such time as interest is based on the applicable Libor rate, the Advance shall be referred to as the Libor Advance and, at such time as interest is based on the applicable Prime Rate, the Advance shall be referred to as the Prime Rate Advance; PROVIDED, HOWEVER, any such characterization shall always constitute but one and the same Advance hereunder in the Currency. If Libor is selected and no Interest Period is specified, Borrower will be deemed to have

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Genlyte Thomas Group Nova Scotia ULC                                      Page 2
December 22, 1999

requested an Interest Period of one month. If no interest rate basis is specified, Borrower will be deemed to have requested a Prime Rate Advance. The principal amount of the Advance at any time that it shall be a Libor Advance shall be no less than C$500,000 or larger whole multiples of C$100,000 for the Advance in Canadian Dollars and US$500,000 or larger whole multiples of US$100,000 for the Advance in U.S. Dollars.

2.       PURPOSE

         Borrower will use the Advance to repay a portion of one or more loans made by the Toronto Dominion Bank to Borrower, originally for the purpose of the acquisition by Borrower of Ledalite Architectural Products Inc.

3.       AVAILABILITY

         The Advance shall be drawn on a Business Day (as defined below) no later than December 31, 1999 and shall mature on the date which is 364 days thereafter (the "MATURITY DATE"), unless otherwise extended at the sole discretion of Bank, as herein provided.

4.       NOTICE OF BORROWING OR CONVERSION

         Notice of the date on which the Advance shall be made, the Currency requested, the amount to be borrowed, the interest rate basis and, for Libor Advance, the Interest Period, shall be given by Borrower to Bank in accordance with the applicable provisions of Schedule A attached hereto and made a part hereof. Conversions to a different interest rate basis may be made upon notice as provided in such Schedule; PROVIDED, HOWEVER, in no case shall any Interest Period extend beyond the Maturity Date.

5.       REPAYMENT

         The Advance shall be payable in full, together with all accrued interest thereon not previously paid and any other fees or expenses due hereunder on the Maturity Date. All amounts payable and due from the Borrower pursuant to this Agreement shall be paid in immediately available funds in the Currency. If a day on which an amount is due is not a Business Day, such amount shall be deemed for all purposes of this Agreement to be due on next following Business Day unless such next following Business Day is in the next calendar month in which event such amount shall be due on the Business Day next preceding, and all interest and other fees shall continue to accrue until payment. Interest and fees payable under this Agreement are payable both before and after any or all of default, demand and judgment.


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Genlyte Thomas Group Nova Scotia ULC                                      Page 3
December 22, 1999

6.       INTEREST RATES AND FEES

         (a)      The following rates of interest and fees shall apply:

                  (1)      For the Advance in Canadian Dollars:

                  Prime Advance     -       RBP
                  Libor Advance     -       Canadian Libor + 0.50% per annum

                  (2)      For the Advance in U.S. Dollars:

                  Prime Advance     -       RBUSBR
                  Libor Advance     -       U.S. Libor + 0.50% per annum

         (b) Upon Borrower's acceptance of this Agreement, Borrower shall pay Bank an arrangement fee of Cdn$25,000.

         (c) If Borrower shall request an extension of the Advance in accordance with Section 13 hereof and if Bank, in its sole discretion, shall agree to such an extension, then, on and at the effective date of such extension, Borrower shall pay to Bank an extension fee of Cdn$10,000.

7.       INTEREST PAYMENT AND CALCULATION

         (a)      PRIME ADVANCE

         Interest on the Prime Advance will accrue daily on the basis of a year of 365 days and will be calculated, payable and compounded monthly on such day of the month as the Bank shall specify. Any change in RBP or RBUSBR shall be effective as of the opening of business on the day such change takes place.

         (b)      LIBOR ADVANCE

         For the Libor Advance, interest or fees, as applicable, will be calculated and payable in the manner set forth in Schedule A attached hereto and made a part hereof.

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Genlyte Thomas Group Nova Scotia ULC                                      Page 4
December 22, 1999

         (c)      INTEREST ACT (CANADA)

         The annual rates of interest or fees to which the rates calculated in accordance with this Agreement are equivalent are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365 or, in the case of the Libor Advance,
360. In no event will interest exceed the rate permitted by law. Interest will be calculated on the basis of a 365-day year and actual days elapsed, and payable quarterly in arrears on the last Business Day of each March, June, September and December following the Advance, and on the Maturity Date. The annual rates of interest to which the rates calculated in accordance with this Agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365. The Borrower shall not be obligated to pay any interest under or in connection with this letter agreement to the extent such interest exceeds the effective annual rate of interest on the credit advanced hereunder that would be lawfully permitted under the CRIMINAL CODE. For purposes of this section, "interest" and "credit advanced" have the meanings ascribed to such terms in the CRIMINAL CODE (Canada) and the "effective annual rate of interest" shall be calculated in accordance with generally accepted actuarial practices and principles.

8.       PREPAYMENT

         The Advance may be prepaid in whole or in part upon five days' prior written notice to Bank; PROVIDED, HOWEVER, that the Libor Advance may be prepaid only on an Interest Payment Date and the Borrower shall compensate Bank for all losses, expenses and liabilities which Bank may sustain as the result of any prepayment. Each prepayment shall be accompanied by payment of interest accrued on the amount prepaid to the date of prepayment and shall be made in immediately available funds in the Currency. Any portion of the Advance prepaid may not be reborrowed within the term hereof, including for this purpose, any extension in accordance with the terms hereof, unless the Bank shall otherwise agree in writing.

9.       EVIDENCE OF INDEBTEDNESS

         (a) The Bank shall maintain on its records, accounts evidencing the Borrower's liability to the Bank in respect of principal of and interest on the Advance and all other amounts payable under this letter agreement. The Bank's accounts shall constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Borrower to the Bank pursuant to this Agreement.

         (b) If the Advance is made in U.S. Dollars, it shall be evidenced by a promissory note of the Borrower in form and substance satisfactory to the Bank, in its sole discretion (the "Note").

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Genlyte Thomas Group Nova Scotia ULC                                      Page 5
December 22, 1999



10.      INDEMNIFICATION AND INCREASED COSTS

         (a) If any payment of the Libor Advance occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, mandatory prepayment or otherwise, or the Libor Advance is not made or converted or continued on the date specified by the Borrower for any reason other than default by the Bank, the Borrower will indemnify the Bank for any loss or cost incurred by it resulting therefrom, including (but not limited to) any loss or cost in liquidating or employing deposits acquired to fund or maintain such Libor Advance. The Bank's written statement as to the amount of any such loss (such statement to set forth in reasonable detail the manner in which such amount was calculated) will be conclusive, absent manifest error.

         (b) If the Bank's cost of making or maintaining the Advance is increased, any amount received or receivable by the Bank hereunder is reduced or the rate of return on the Bank's capital in respect of the Advance is reduced by an amount deemed by the Bank to be material, by reason of any tax not in effect on the date hereof (other than any increase in the rate of tax on the net income, gains or profits of the Bank), any reserve or capital adequacy requirement, liquidity ratio, special deposit requirement or otherwise, then the Borrower shall either (i) promptly pay the Bank, on demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount received or receivable or reduction in rate of return with respect to the Advance or (ii) promptly prepay the outstanding amount of the Advance as provided in this Agreement, together with such additional amounts for the period up to such prepayment. The Bank's written statement as to the amount of any such cost, loss or requirement (such statement to set forth in reasonable detail the manner in which such amount was calculated) will be conclusive, absent manifest error.

         (c) If the Bank determines that the making or maintenance of the Libor Advance would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if the Bank determines that funds of a type and maturity appropriate to match fund a requested conversion to or continuation of the Libor Advance are not available, then the availability of the Libor Advance shall be suspended and the Advance shall be converted to or continued as the Prime Advance at the end of the then current Interest Period therefor or at such earlier time as may be required by applicable law, rule, regulation or directive. The Bank's written statement as to the such circumstances or requirements (such statement to set forth in reasonable detail the manner in which such amount was calculated) will be conclusive, absent manifest error.

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Genlyte Thomas Group Nova Scotia ULC                                      Page 6
December 22, 1999

11.      TAXES

         Payments of all amounts to the Bank hereunder shall be made free and clear of, and without deduction for, any present or future taxes, levies, imposts, duties or withholding charges imposed by any governmental authority in any jurisdiction or political subdivision or taxing authority therein( any such taxes, levies, imposts, duties, withholding charges, collectively, "TAXES"). If any such Taxes, withholdings or deductions are required by Applicable Law to be made and are made, the Borrower shall, as a separate and independent obligation, pay to the Bank all such additional amounts as shall fully indemnify the Bank from, and hold the Bank harmless against, any such Taxes, withholding or deduction.

12.      LETTER OF CREDIT AND GUARANTY

         (a) Borrower shall provide an Irrevocable Standby Letter of Credit in favor of Bank as the beneficiary thereof for a face amount (the "LETTER OF CREDIT AMOUNT") at least equal to the Advance, issued by a recognized financial institution satisfactory to the Bank in its sole discretion, having a term of at least 364-days from the date of the Advance with such provisions for renewal, if any, as Bank may agree to (the "LETTER OF CREDIT").

         (b) The Letter of Credit may be issued in the Currency or the Other Currency.

         (c) The Letter of Credit shall be in substantially a form submitted to the Bank for approval and approved by the Bank, in its sole discretion , executed and delivered by the issuing bank on or prior to the date of the Advance and shall be attached hereto and made a part hereof.

         (d) If the Letter of Credit is issued in the Other Currency, to the extent, if any that at any time the Letter of Credit Amount is less than the Equivalent Amount of the Advance due to fluctuations in the exchange rate by which such equivalence is determined (a "DEFICIENCY"), upon demand by Bank:

             (1) Borrower shall immediately prepay the Advance in the amount of such Deficiency;

             (2) deposit with the Bank and grant to the Bank a security interest in cash collateral in the Currency in the amount of the Deficiency; or

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Genlyte Thomas Group Nova Scotia ULC                                      Page 7
December 22, 1999

             (3) cause the Letter of Credit immediately to be increased in an amount at least equal to the Deficiency plus any such additional amount which Bank shall reasonably request to cover reasonably foreseeable adverse fluctuations in the exchange rate at the time of such increase and to avoid the need for subsequent repeated increases. (The Letter of Credit so increased shall be the Letter of Credit hereunder as and from the date of such increase and any subsequent Deficiency in respect of such Letter of Credit shall, accordingly, be subject to this Section 12.)

         (e) Further to protect Bank against any such adverse currency fluctuation, Borrower shall cause Genlyte Thomas Group LLC (the "GUARANTOR") to deliver to Bank, and it shall be a condition to the effectiveness hereof that the Guarantor shall so deliver, concurrent with the execution and delivery hereof by Borrower, a written guaranty (the "GUARANTY") in form and substance satisfactory to Bank which guarantees payment of the Deficiency to the Bank by the Guarantor on the date of any drawing under the Letter of Credit, notwithstanding whether Bank shall have made any demand upon Borrower pursuant to paragraph (d) preceding.

13.      EXTENSION

         (a) Upon written notice from Borrower to Bank, received no earlier than 60 days and no later than 30 days prior to the Maturity Date, Borrower may request an extension of the Advance (in the Currency only) for another period of 364-days and, PROVIDED no Event of Default or default which, with notice or the lapse of time would become an Event of Default, shall then have occurred and be continuing, if the Bank in its sole discretion agrees to such an extension, the extended Maturity Date shall be the date which is 364 days from the Maturity Date in effect prior to such extension, subject to the payment of such administrative fees and expenses as Bank may require. For the avoidance of all doubt, it is hereby confirmed, acknowledged and agreed by Borrower that the Bank shall have entire and sole discretion at the time of any extension request as provided herein to agree or not to agree to such extension and upon such additional or different terms and conditions as Bank may deem appropriate at such time and under such circumstances, notwithstanding anything to the contrary herein or otherwise.

         (b) Any extended Maturity Date may be extended for a further period of 364 days upon the Borrower's request, subject to the conditions set forth in paragraph (a) preceding, if the Bank, in its sole discretion, shall agree; PROVIDED, HOWEVER, that no such extended Maturity Date shall be later than 6 days prior to the anniversary of the initial Maturity Date in the year 2004.

         (c) Not in derogation but in furtherance of the Bank's sole discretion to agree to any such extension, no such extension shall be made unless there shall be a Letter of Credit in an amount and for a term at least coextensive with such extension.

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Genlyte Thomas Group Nova Scotia ULC                                      Page 8
December 22, 1999

         (d) At the initial Maturity Date provided herein and on every Maturity Date as extended hereunder, the entire Advance shall be due and payable in full together with accrued interest, fees and any other expenses hereunder unless extended; PROVIDED, if the Bank shall agree to any such extension, there shall be a mandatory prepayment on the Maturity Date prior to extension, in the amount which is the lesser of the amount set forth below for such Maturity Date and the entire amount then outstanding and due, as a condition to any such extension:

                           Maturity Date 2000:       C$  500,000
                           Maturity Date 2001:       C$1,000,000
                           Maturity Date 2002:       C$1,500,000
                           Maturity Date 2003:       C$2,000,000
                           Maturity Date 2004:       C$5,000,000

14.      CONDITIONS PRECEDENT

         The Bank's obligation to fund the Advance is subject at the time of such funding to the following conditions:

         (a)      The Bank shall have received:

                  (1) This Agreement and, if the Advance is requested to be made in U.S. Dollars, the Note, each duly executed and delivered by Borrower, and the Letter of Credit in form and substance satisfactory to the Bank, duly executed by an authorized officer of the issuer thereof;

                  (2)  The   Guaranty,   duly  executed  and  delivered  by  the
         Guarantor;

                  (3) Certified copies of Board resolutions authorizing the Borrower's borrowing hereunder and the execution, delivery and performance of this Agreement and the Note, if any, and certified copies of Board resolutions of the Guarantor authorizing the Guarantor's Guaranty as provided herein and therein;

                  (4) Incumbency certificates showing the names, titles and signatures of the Borrower's officers authorized to execute and deliver this Agreement and the Note, if any, and otherwise to act with respect to this Agreement and the Note, if any, and incumbency certificates showing the names, titles and signatures of Guarantor's officers authorized to execute and deliver the Guaranty;

                  (5) An opinion of counsel to the Borrower, in form and substance satisfactory to the Bank;

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Genlyte Thomas Group Nova Scotia ULC                                      Page 9
December 22, 1999

                  (6) A copy of the Genlyte Group Incorporated financial statements for the latest fiscal quarter and related Genlyte Thomas Group LLC attachments, accompanied by a compliance certificate from the Chief Financial Officer of Genlyte Thomas Group LLC confirming that all terms and conditions are in compliance with the Credit Agreement dated August 30, 1998 by and among Genlyte Thomas Group LLC and the Banks named therein and Bank of America National Trust and Savings Association, as Agent and Issuing Bank (as amended, modified or supplemented);

                  (7) A copy of the latest Forms 10-Q and 10-K for The Genlyte Group Incorporated and Thomas Industries Inc., respectively;

                  (8) Such other documents, instruments, opinions or assurances as the Bank may require; and

                  (9) Payment of the administrative fee provided herein and all legal expenses incurred by the Bank in connection with this Agreement, the Note, if any, the Letter of Credit, the Guaranty or any related matters contemplated hereby.

         (b) At the time the Borrower requests the Advance, upon acceptance of the proceeds and after giving effect thereto, there shall exist no Event of Default (as specified below) and no condition or event that, with or without the giving of notice or lapse of time or both, would become an Event of Default, and all representations and warranties made herein shall be true and correct with the same effect as though made on and as of such date.

15.      REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank as of the date hereof, the date on which the Advance is made, any date on which an extension is requested hereunder and any date on which such extension is made, that:

         (a) Borrower is a corporation, duly incorporated and organized, validly existing and in good standing under the laws of Nova Scotia, has adequate corporate power and authority to carry on its business, own property, borrow monies and enter into agreements therefor, executed and deliver this Agreement and any other document or instrument required hereunder or contemplated hereby, observe and perform the terms and conditions of this Agreement and that it is duly registered or qualified to carry on business in all jurisdictions where the nature of its properties, assets or business makes such registration or qualification necessary or desirable.

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Genlyte Thomas Group Nova Scotia ULC                                     Page 10
December 22, 1999

         (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary actions, this Agreement has been duly executed by Borrower and such execution, delivery and performance do not and will not (i) violate any law, regulation or rule by which it is bound, (ii) violate any provision of its charter documents, by-laws or any shareholders' agreement to which it is subject, (iii) contravene or result in a breach of, or a default under, any agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected or (iv) result in the creation of any encumbrance on any of its properties or assets.

         (c) Subject to applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and to the equitable and statutory powers of courts to stay proceedings before them and to stay the execution of judgments, this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (d) The most recent audited, consolidated financial statements of Borrower and Genlyte Thomas Group LLC delivered to the Bank fairly present in conformity with GAAP the consolidated financial position of the Borrower and Genlyte Thomas Group LLC as of the date thereof and the consolidated results of operations and cash flows for the fiscal year covered thereby, and since the date of such financial statements there has occurred no material adverse change in the business or financial condition of the Borrower or Genlyte Thomas Group LLC.

         (e) Borrower is in compliance in every material respect with all Applicable Laws, including, without limitation, all Environmental Laws and there are no actions, suits or proceedings, initiated or threatened, against the Borrower and its subsidiaries, before any court or administrative agency or otherwise which would result in any material adverse effect on the property, assets, financial condition and business or operations of the Borrower.

         (f) No event has occurred which constitutes, or which with giving of notice, lapse of time or other condition would constitute, a default having a material adverse effect on the financial condition of the Borrower under or in respect of any agreement, undertaking or instrument to which the Borrower is a party or to which the Borrower or any of its properties or assets may be subject.

         (g) All material authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other requirements of governmental, judicial and public bodies and authorities required to carry on Borrower's business have been obtained or effected and will, as such requirements arise in the future, be obtained and effected and are or will be, respectively, in full force and effect.

Genlyte Thomas Group Nova Scotia ULC                                     Page 11
December 22, 1999

         (h) All payments required to be made by Borrower to any taxing or regulating governmental authority in respect of taxes, fees, licenses or other payments have been paid and there are no outstanding arrears. Without limiting the foregoing, all employee deductions (including income taxes, unemployment insurance and Canada Pension Plan), sales taxes (provincial, state or federal), corporate income taxes in any jurisdiction, payroll taxes and worker's compensation are fully and currently paid.

         (i) All remittances required to be made by the Borrower to any federal, provincial or state and municipal governments have been made, are currently up to date and there are no outstanding arrears. Without limiting the foregoing, all employee deductions (including income taxes, unemployment, insurance and Canada Pension Plan, sales taxes (provincial, state or federal), corporate income taxes, payroll taxes and worker's compensation amounts due are currently paid and up to date.

         (j) The Borrower and Genlyte Thomas Group LLC have used and shall continue to use commercially reasonable practices and judgment to ensure that the Borrower's products, business systems and revenue generating systems (the "SYSTEMS") are "Year 2000 Compliant" as defined below. Upon request by Bank, Borrower shall provide documentation relating to or evidencing such Year 2000 Compliance. The Borrower and Genlyte Thomas Group LLC have each taken, and will continue to take as necessary, reasonable steps to ensure to the satisfaction of each that third party suppliers, subcontractors, or Agents of either of them are Year 2000 Compliant. "YEAR 2000 COMPLIANT" or "YEAR 2000 COMPLIANCE" means the Systems will process, calculate, accept, maintain, store and produce date and time data and data dependent thereon accurately and without delay, interruption or error at all times from, the date of this Agreement forward for so long as this Agreement shall be in effect, including without limitation, for dates before, on and after January 1, 2000, including leap year calculations, and will function accurately and with out interruption at all times before, on and after January 1, 2000 (including through February 29, 2000) without any adverse change in operations associated with the advent of the year 2000.

16.      COVENANTS

         The Borrower agrees that, until all obligations to the Bank hereunder are paid in full, the Borrower will:

         (a) Pay when due all amounts owing under this Agreement.

Genlyte Thomas Group Nova Scotia ULC                                     Page 12
December 22, 1999

         (b) Furnish to the Bank not later than 120 days after the close of each of its fiscal years, and within 60 days of the close of each fiscal quarter, copies of annual audited and quarterly audited, consolidated financial statements for such period and related Genlyte Thomas Group LLC attachments, prepared in accordance with generally accepted accounting principles, reported on by the Borrower's independent certified public accountants, together with a compliance certificate from the Chief Financial Officer confirming that all terms and conditions are in compliance with this Agreement and that no even has occurred that is, or with the passing of time may become, an Event of Default hereunder or a default under any other agreement.

         (c) Provide the Bank with any information and financial data as it may reasonably request from time to time.

         (d) Promptly give notice to the Borrower of the existence of any condition or the occurrence of any event or act that, with or without the giving of notice or lapse of time, or both, would constitute an Event of Default.

         (e) In the event, after the date hereof, Borrower grants any security interest, or otherwise pledges, assigns or transfers property or rights in any of its assets as security to, or agrees to covenants or pricing more favorable than provided herein with, any other lender or secured creditor, grant, pledge, assign or transfer an interest in such property or rights or in property and rights equivalent in value at such time to such property and rights (up to the U.S. Dollar Equivalent Amount of the obligations of Borrower hereunder), or otherwise amend this Agreement to provide for covenants or pricing, in any case ranking at least equal and PARI PASSU to such interests in favor of such other lenders or secured creditors.

17.      EVENTS OF DEFAULT

         If any of the following events occurs:

         (a) any principal (including any prepayment) of the Advance, any interest on the Advance, or any other amount due hereunder is not paid when due and such failure continues for three Business Days;

         (b) the Borrower defaults in the due performance or observance of any other term, covenant or agreement to be performed or observed by it contained herein and such default, if capable of cure, is not cured within 30 Business Days after the Borrower's receipt of notice thereof;

Genlyte Thomas Group Nova Scotia ULC                                     Page 13
December 22, 1999

         (c) any representation made herein or in any document or financial or other statement delivered in connection herewith proves to have been incorrect or misleading in any material respect as of the date at which it was made or deemed to be made and such representation shall be material at the time it shall have been determined to have been false or incorrect; or

         (d) any default or similar event occurs or condition exists that would permit and in fact causes the Bank to declare immediately due and payable, or the Borrower or the Guarantor fails to pay at its stated maturity, any amount owed to the Bank by the Borrower or the Guarantor under any other loan or credit agreement;

         (e) the Letter of Credit is terminated or the rating of the issuer thereof changes unfavorably, in the Bank's opinion, or the Guaranty ceases to be in full force and effect, enforceable in accordance with its terms against the Guarantor;

         (f) Borrower (i) has an order for relief entered with respect to it under Canadian or United States bankruptcy laws or any other law, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors as now or hereafter in effect, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any material part of its property, (iv) institutes any proceeding seeking an order for relief under Canadian or United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, disestablishment, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or suspension of its general operations under any law, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) takes any company action to authorize or effect any of the foregoing actions set forth in this paragraph (e); (vi) fails to contest in good faith any appointment or proceeding described in the following paragraph (f); or (vii) does not pay, or admits in writing its inability to pay, its debts generally as they become due;

         (g) without application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any material part of its property, or a proceeding described in the preceding paragraph (f) is be instituted against the Borrower and such appointment continues undischarged or such proceeding continues without being dismissed or is unstayed for a period of 60 consecutive days; or

         (h) any court, government or governmental agency condemns, seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the property of the Borrower;

Genlyte Thomas Group Nova Scotia ULC                                     Page 14
December 22, 1999

then, at any time during the existence of such event, the Bank may, by notice to the Borrower or, in the case of events under paragraphs (f), (g) or (h), automatically without notice, terminate the Agreement and the obligations of the Bank hereunder and/or declare the Advance and all other amounts owing under this Agreement to be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

18.      NOTICES

         Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made five Business Days after being mailed (by registered or certified mail, return receipt requested) or when delivered by hand or overnight courier or by telefax, such telefax to be telephonically confirmed by the sender, to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this letter agreement, addressed to such party at its address or telefax number set forth on Annex B attached hereto and made a part hereof or at such other address or telefax number as such party may hereafter specify by a notice to the other party.

19.      NO WAIVER; NO ORAL MODIFICATIONS

         (a) No failure or delay on the part of Bank in exercising any right hereunder or under the Guaranty, and no course of dealing between the Borrower and the Bank, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Guaranty preclude any other or further exercise thereof or the exercise of any other right hereunder or thereunder. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies that the Bank would otherwise have.

         (b) This  Agreement  may  not  be  amended,  supplemented,   waived  or
otherwise modified orally.

20.      BINDING EFFECT

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

Genlyte Thomas Group Nova Scotia ULC                                     Page 15
December 22, 1999

         (b) Bank may sell, assign, transfer, negotiate or otherwise dispose of its rights hereunder (a) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, to a Canadian financial institution, or (b) without any such consent, to a Canadian affiliate of the Bank; PROVIDED, the consent of the Borrower under clause (i) shall not be required if an Event of Default shall have occurred and be continuing.

21.      EXPENSES

         The Borrower shall pay on demand all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by Bank in connection with the preparation of this Agreement, the Letter of Credit, the Guaranty, any promissory note made hereunder or any other document, instrument or action arising hereunder or contemplated hereby, and the preservation and enforcement of Bank's rights hereunder.

22.      CURRENCY

         The Currency in which the Advance is funded, whether Cdn. Dollars or U.S. Dollars is of the essence. The obligations of Borrower hereunder shall, notwithstanding any payment in any currency other than the Currency (whether pursuant to judgment or award or otherwise), be discharged only to the extent of the amount of the Currency that the Bank may, in accordance with normal banking procedures, purchase and receive with the sum paid in such different currency, including without limitation, the Other Currency (including any premium and costs of exchange) on the Business Day immediately following the day on which the Bank receives such payment in such different currency. If the conversion rate actually applied differs from the rate of exchange prevailing on such Business Day and, as a result, the amount of the Currency so purchased falls short of the amount originally due in the Currency, the Borrower agrees to pay such additional amount in the Currency as may be necessary to indemnify the Bank against such shortfall (and if the amount of the Currency so purchased exceeds the amount originally due, the excess shall be refunded to the Borrower). Any obligation not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided in this Section, shall continue in full force and effect. No such obligation shall be affected by any judgment being obtained for any amount due under or in respect of this Agreement or by any time or indulgence granted to the Borrower from time to time.

23.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the law of the State of New York.

Genlyte Thomas Group Nova Scotia ULC                                     Page 16
December 22, 1999

24.      SUBMISSION TO JURISDICTION.

         FOR PURPOSES OF ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED HEREBY OR REQUIRED HEREUNDER OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF SUCH SUIT, ACTION OR PROCEEDING, THE BORROWER EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND AGREES THAT ANY ORDER, PROCESS OR OTHER PAPER MAY BE SERVED UPON THE BORROWER WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY MAILING A COPY TO THE BORROWER AT THE BORROWER'S ADDRESS FOR NOTICES PROVIDED IN THIS AGREEMENT, PROVIDED THAT A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OF PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY SUCH COURT AND FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT THE BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE BORROWER'S PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

25.      WAIVER OF JURY TRIAL.

         THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING
INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND AGREE THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Genlyte Thomas Group Nova Scotia ULC                                     Page 17
December 22, 1999

26.      SEVERABILITY

         If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions hereof.

27.      WHOLE AGREEMENT

         This Agreement and any agreements delivered pursuant to or referred to in this Agreement constitute the whole and entire agreement between the parties in respect hereof.

         If you agree to all of the terms and conditions set forth herein, please accept and agree by signing in the place provided below and return one original to the attention of the undersigned. This offer is open for acceptance until the conclusion of two weeks from the date hereof and if not accepted by the execution and delivery hereof by such date, shall expire as of close of business on such date.

                                               Yours truly,

                                               ROYAL BANK OF CANADA



                                               By
                                                   Name: N.G. Millar
                                                   Title: Senior Manager

Accepted and agreed, this 22nd day of December   , 1999:
                          ----        -----------

GENLYTE THOMAS GROUP
NOVA SCOTIA ULC


By   W.G. FERKO
     ---------------------------
         Name:  William G. Ferko
         Title:  Vice President

By   T.L. LANGE
     ---------------------------
         Name:  Terry  Lange
         Title:  Treasurer

                                                                         Annex A

                                   DEFINITIONS

"APPLICABLE LAW" means, in respect of any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, guidelines, orders, by-laws, approvals, permits, consents and policies of any governmental or regulatory body, stock exchange or securities commission having jurisdiction.

"BUSINESS DAY" means a day, excluding Saturday, Sunday and any other day which shall be in The City of New York or in The City of Toronto a legal holiday or a day on which banking institutions are closed and means, with respect to the Libor Advance, a Business Day which is also a day on which dealings in the applicable currency, U.S. or Canadian, as the case may be by and between leading banks in the London interbank market may be conducted.

"CANADIAN DOLLARS" and the symbols "CDN$" and "$" each means lawful money of Canada.

"CANADIAN LIBOR" means, with respect to each Libor Interest Period applicable to the Advance in Canadian Dollars, the annual rate of interest (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16th%)), at which the Bank, in accordance with its normal practice, would be prepared to offer to leading banks in the London interbank market (or such other interbank market as Bank shall deem appropriate under the circumstances) for delivery on the first day of such Libor Interest Period and for a period equal to such Libor Interest Period, deposits in Canadian Dollars of amounts comparable to such Libor Advance to be outstanding during such Libor Interest Period, at or about 10:00 a.m. (Toronto time) on the Interest Determination Date.

"CONTAMINANT" includes, without limitation, any pollutant, dangerous substance, liquid waste, industrial waste, hazardous material, hazardous substance or contaminant including any of the foregoing as defined in any Environmental Law.

"ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

"ENVIRONMENTAL LAW" means any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances and official directives and all authorizations relating to the environment, occupational health and safety or any Environmental Activity.

"EQUIVALENT AMOUNT" means, with respect to any amount of the Currency or the Other Currency, the amount of, respectively, the Other Currency or the Currency required to purchase that amount of the first currency through the Bank at the Bank's noon spot rate in either New York City or Toronto as applicable, in accordance with normal banking procedures.

"GAAP" means generally accepted accounting principles in effect from time to time in Canada applied in a consistent manner from period to period.

"INTEREST DETERMINATION DATE" means, with respect to a Libor Advance, the date which is 2 Business Days prior to the first day of the Libor Interest Period applicable to such Libor Advance.

"INDEBTEDNESS" means, (a) indebtedness for borrowed money or for the deferred purchase price of goods or services (including trade obligations), (b) obligations under leases which are or should be reported, in accordance with generally accepted accounting principles, as capital leases, (c) obligations under letters of credit or guarantee, whether issued for the benefit of the Borrower or another or others, (d) obligations arising pursuant to bankers' acceptance facilities, and (e) obligations under guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations to purchase, provide funds for payment, provide funds for investment in or otherwise provide financial assistance to any other party but "INDEBTEDNESS" does not include deferred taxes.

"LIBOR" means, as applicable, Canadian Libor or U.S. Libor.

"LIBOR INTEREST DATE" means, with respect to the Libor Advance, the last day of each Libor Interest Period and, if the Borrower selects a Libor Interest Period longer than 3 months, the Libor Interest Date shall be the date falling every 3 months after the beginning of such Libor Interest Period as well as the last day of such Libor Interest Period.

"LIBOR INTEREST PERIOD" means, with respect to any Libor Advance, a period of one, two, three or six months as selected by Borrower, subject to availability, commencing with the date on which such Libor Advance is made or converted from the Prime Advance, or the last day of the immediately prior Libor Interest Period.

"PERSON"  means  any  individual,  firm,  partnership,   company,   corporation,
government, governmental body or agency, instrumentality and unincorporated body of persons or association.

"RELEASE" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning.

"RBP" and "ROYAL BANK PRIME" each means, with respect to the Prime Advance in Canadian Dollars, the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans made in Canada.

"RBUSBR" and "ROYAL BANK US BASE RATE" each means, with respect to the Prime Advance in U.S. Dollars, the annual rate of interest determined by the Bank in New York City from time to time as its prime rate then in effect for determining interest rates on US Dollar commercial loans.

"US DOLLARS," "U.S. DOLLARS" and "US$" each means lawful money of the United States of America in immediately available funds.

"U.S. LIBOR" means, with respect to each Libor Interest Period applicable to the Advance in U.S. Dollars, the annual rate of interest (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16th%)), at which the Bank, in accordance with its normal practice, would be prepared to offer to leading banks in the London interbank market for delivery on the first day of such Libor Interest Period and for a period equal to such Libor Interest Period, deposits in US Dollars of amounts comparable to such Libor Advance to be outstanding during such Libor Interest Period, at or about 10:00 a.m. (New York City time) on the Interest Determination Date.

                                                                         ANNEX B

                             ADMINISTRATIVE DETAILS

PAYMENTS TO BANK:    For U.S. Dollar payments:

                     Royal Bank of Canada

                     Grand Cayman (North America No. 1) Branch
                     c/o New York Branch
                     Attention:  Loans Administration
                     The Chase Manhattan Bank, New York

                     ABA # 021000021

                     Account of Royal Bank of Canada, New York

                     Account No.: 920-1-033363 for further credit to account no. 218-599-9 (loans), Ref: Genlyte Thomas Group

                     For Canadian Dollar payments: as Bank shall advise Borrower in writing prior to any such payment.


BORROWER'S ADDRESS
FOR NOTICES:         Genlyte Thomas Group Nova Scotia ULC
                     4360 Brownsboro Road, Suite 300
                     P.O. Box 35120
                     Louisville, KY 40232
                     Attention: Mr. Terry Lange
                     Telephone No.:
                     Facsimile No.:

BANK'S ADDRESS

FOR NOTICES:         Royal Bank of Canada

                     Grand Cayman (North America No.1) Branch
                     c/o New York Branch
                     One Liberty Plaza, 4th Floor
                     New York, New York  10006-1404
                     Attention: Linda Joannou
                     Telephone No.: (212) 428-6212
                     Facsimile No.:  (212) 428-2372
              with a copy to:  Royal Bank of Canada
                     One Liberty Plaza, 4th Floor
                     New York, New York  10006-1404
                     Attention: Mr. N. G. Millar, Senior Manager
                     Telefax No.:  (212) 428-6363
                     Telephone No.:  (212) 809-7148

                                                                      Schedule A

NOTICE REQUIREMENTS FOR DRAWDOWN,
 CONVERSIONS OR CONTINUATIONS

THE PRIME ADVANCE

Borrower shall request the Prime Advance or conversion to Prime Advance by 10:00 AM (Toronto or New York City time, as applicable to the Currency) on the day of the Advance, conversion or continuation.

THE LIBOR ADVANCE

Borrower shall request the Libor Advance by 10:00 a.m. (Toronto or New York City time, as applicable to the Currency) on the Interest Determination Date.

LIBOR ADVANCE CONDITIONS

The Borrower may borrow by way of the Libor Advance subject to the following further conditions:

(a) The Borrower may select the Libor Interest Period applicable to the Libor Advance and shall notify the Bank of such Libor Interest Period when giving notice pursuant to Schedule "A".

(b) The Borrower shall pay interest on the Libor Advance in the Currency on each Libor Interest Date, calculated in arrears. Such interest will accrue daily on the basis of the actual number of days elapsed and a year of 360 days.